ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated September 15, 2014

For the first time:

UBS

For the first time:
Non-energy MLP ETNs



UBS

Tracking an index of
financial MLPs and more



UBS

Packing *high yield** potential



UBS

*See disclaimer

ETRACS

Wells Fargo MLP Ex-Energy ETN



UBS

*See disclaimer

ETRACS

Wells Fargo MLP Ex-Energy ETN

Monthly Pay 2xLeveraged Well Fargo MLP Ex-Energy ETN



UBS

*See disclaimer

ETRACS MLP ETNs

Access. Choice. Precision.

Tickers:
FMLP
LMLP

Learn more

*See disclaimer

UBS

Disclaimer

The ETNs may pay a variable monthly coupon or distribution linked to the cash distributions, if any, made by the index constituents. If the index constituents do not make any cash distributions, investors will not receive any coupons under the ETNs. **Investors are not guaranteed any coupon or distribution amount under the ETNs.**